Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

February 8, 2022	Janna Manes Member of the Firm d 212.969.3363 jmanes@proskauer.com www.proskauer.com
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We are counsel to The Needham Funds, Inc. (the "Fund"), and we consent to the references to this firm under the heading "Additional Information – Counsel" in the Prospectus and under the heading "Other Information – Legal Counsel" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 53 (the "Post-Effective Amendment") to the Fund's Registration Statement on Form N-1A, Registration File No. 33-98310. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Post-Effective Amendment under the Securities Act of 1933, as amended.

Very truly yours,

PROSKAUER ROSE LLP

By:    /s/ Janna Manes
    Janna Manes

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